   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 1994

                                                       REGISTRATION NO. 33-52415
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                              AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                         CAPSTEAD MORTGAGE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

                MARYLAND                               75-2027937
    (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)
                                2001 BRYAN TOWER
                                   SUITE 3300
                              DALLAS, TEXAS 75201
                                 (214) 999-2323
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                ANDREW F. JACOBS
                                2001 BRYAN TOWER
                                   SUITE 3300
                              DALLAS, TEXAS 75201
                                 (214) 999-2350
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:
                                 DAVID BARBOUR
                             ANDREWS & KURTH L.L.P.
                            4400 THANKSGIVING TOWER
                              DALLAS, TEXAS 75201
                                 (214) 979-4400

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. [X]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

PROSPECTUS

                         CAPSTEAD MORTGAGE CORPORATION

                         STOCKHOLDER INVESTMENT PROGRAM

  Capstead Mortgage Corporation ("Capstead" or the "Company") hereby offers participation in its Stockholder Investment Program (the "Program"). The Program is designed to provide investors with a convenient and economical way to purchase shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), and to reinvest all or a portion of their cash dividends in additional shares of Common Stock, in most cases at a discount to the market price. Participants in the Program and interested investors may:

  .Automatically reinvest cash dividends on all or a portion of their shares.

  . Invest by making optional cash payments at any time up to a maximum of $10,000 per month, regardless of whether the participants' dividends are being reinvested.

  .Make an initial cash investment up to a maximum of $10,000.

  To fulfill Program requirements, shares of Common Stock may be purchased in the open market or in privately negotiated transactions, or from the Company. Shares purchased in the open market or in privately negotiated transactions will be credited to participant accounts at the average price per share of all shares purchased with respect to the relevant Investment Date. As of the date of this Prospectus, the price of any shares purchased from the Company will be at a 3% discount to the closing sale price of Common Stock as reported on the New York Stock Exchange consolidated tape on the first day preceding the date of the transaction on which the New York Stock Exchange is open for trading. At present, it is expected that such shares will be purchased from the Company.

  The closing price of the Common Stock on May 11, 1994, as shown on the New York Stock Exchange consolidated tape, was $26.875 per share.

  This Prospectus relates to 1,000,000 shares of Common Stock offered for purchase under the Program.

  Shareholders who do not choose to participate in the Program will continue to receive cash dividends, as declared, in the usual manner.

  To the extent required by applicable law in certain jurisdictions, shares offered under the Program to persons not presently shareholders of Capstead are offered through Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                               ----------------

 THESE SECURITIES HAVE NOT BEEN  APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION NOR  HAS  THE
     SECURITIES   AND  EXCHANGE   COMMISSION  OR   ANY  STATE   SECURITIES
       COMMISSION  PASSED   UPON  THE  ACCURACY  OR   ADEQUACY  OF  THIS
         PROSPECTUS. ANY REPRESENTATION TO  THE CONTRARY IS A CRIMINAL
           OFFENSE.

                               ----------------

                                          , 1994

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C., and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and 14th Floor, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements, and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York, on which the Common Stock is listed.

                      DOCUMENTS INCORPORATED BY REFERENCE

  The following documents heretofore filed by the Company with the Commission are incorporated herein by reference:

    1. Annual Report on Form 10-K for the year ended December 31, 1993, filed on March 31, 1994.

    2. Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 1993, filed on April 20, 1994.

    3. Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, filed on May 13, 1994.

    4. The description of the Common Stock contained in the Company's Registration Statement on Form S-3 filed on May 6, 1993.

  In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents. Requests for such copies should be directed to Capstead Mortgage Corporation, 2001 Bryan Tower, Suite 3300, Dallas, Texas 75201, Attention: Treasurer. Capstead's telephone number is (214) 999-2323.

  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                 SUMMARY OF THE STOCKHOLDER INVESTMENT PROGRAM

  The following is a summary of certain features of the Program and is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Prospectus.

Number of shares offered under the     1,000,000 shares of Common Stock are
 Program.............................. offered by the Company under the
                                       Program. The Company may issue such
                                       shares directly or may cause the
                                       purchase of shares of Common Stock in
                                       the open market or in privately-
                                       negotiated transactions for use in the
                                       Program.

Current dividend policy of the         The Company and its qualified real
 Company.............................. estate investment trust ("REIT")
                                       subsidiaries have elected to be taxed
                                       as a REIT and intend to continue to do
                                       so. As a result of this election, the
                                       Company is not taxed on taxable income
                                       to stockholders, provided that certain
                                       REIT qualification tests are met.
                                       Currently, it is the Company's policy
                                       to distribute 100 percent of taxable
                                       income within the time limits
                                       prescribed by the Internal Revenue
                                       Code, which may extend into the
                                       subsequent taxable year.

Discount on shares purchased directly
 from the Company.....................

                                       Shares purchased directly from the Com-
                                       pany under the Program (whether in con-
                                       nection with optional cash purchases,
                                       initial cash purchases or reinvestment
                                       of dividends) may be issued at a dis-
                                       count to the market price. As of the
                                       date of this Prospectus the discount is
                                       3%. No discount will be offered on
                                       shares purchased under the Program in
                                       the open market instead of directly
                                       from the Company. The Company may,
                                       without prior notice to participants,
                                       change its determination that shares of
                                       Common Stock will be purchased by the
                                       Program's administrator directly from
                                       the Company or on the open market, pro-
                                       vided that the Company shall effect
                                       such change no more than once in any 12
                                       month period.

                                       The Company would consider raising the
                                       discount to as high as 5% if the
                                       Company deemed such increase important
                                       in raising the level of participation
                                       in the Program. The Company would
                                       consider lowering or eliminating the
                                       discount without prior notice to
                                       participants if for any reason the
                                       Company believed that participants were
                                       engaging in positioning and other
                                       transactions with the intent to
                                       purchase shares under the Program and
                                       then immediately resell such shares in
                                       order to capture the discount. Any
                                       participants who engage in such
                                       transactions may be deemed to be
                                       underwriters within the meaning of
                                       Section 2(11) of the Securities Act of
                                       1933.

Minimum/maximum monthly investment     In addition to reinvestment of
 amounts.............................. dividends (for which no minimum or maximum amount exists), participants in
                                       the Program may invest additional funds
                                       in Common Stock through optional
                                       investments of not less than $50 and
                                       not more than $10,000 per month.
                                       Persons not presently shareholders of
                                       the Company may become participants by
                                       making an initial cash investment of
                                       not less than $250 and not more than
                                       $10,000 to purchase shares under the
                                       Program. The Company has provided no
                                       waivers of plan requirements in
                                       connection with its existing dividend
                                       reinvestment plan and, considering the
                                       low barriers to participation in the
                                       Program, anticipates providing no
                                       waivers of the Program's requirements.

Commissions on purchases and sales.... Participants in the Program will pay no commissions or brokerage fees on
                                       purchases made regarding dividend
                                       reinvestment. Participants will pay a
                                       pro rata portion of commissions and
                                       brokerage fees on open market purchases
                                       of Common Stock in connection with
                                       optional cash investments and initial
                                       investments. Sales of shares under the
                                       Program will be effected through the
                                       Program's administrator and will be
                                       subject to an administrative charge of
                                       $5, applicable brokerage fees and
                                       commissions and transfer taxes, if any.

Special investment considerations..... Participants in the Program who reinvest dividends will be treated for
                                       federal income tax purposes as having
                                       received a dividend, without receiving
                                       cash to pay any tax payment obligation
                                       which arises as a result of such
                                       dividend. Participants will have
                                       limited control regarding the specific
                                       timing of optional cash purchases and
                                       sales under the Program. Participants
                                       will generally be unable to depend on
                                       the availability of a market discount
                                       regarding shares acquired under the
                                       Program. See "Capstead Mortgage
                                       Corporation Stockholder Investment
                                       Program--Disadvantages".

          CAPSTEAD MORTGAGE CORPORATION STOCKHOLDER INVESTMENT PROGRAM

  The following is a complete statement of the Program.

PURPOSE

  The purpose of the Program is to provide shareholders and other investors with a convenient and economical way to purchase shares of Common Stock and to reinvest all or a portion of their cash dividends in additional shares of Common Stock.

ADVANTAGES

  . Shares purchased directly from the Company under the Program will be issued commission free and may be issued at a discount to the market price. As of the date of this Prospectus the discount is 3%. If it is determined that shares of Common Stock to be purchased under the Program will be made in the open market instead of directly from the Company, the participants will not pay any brokerage fees or commissions on open market purchases of Common Stock in connection with the reinvestment of dividends. However, participants will pay a pro rata portion of brokerage fees and commissions on open market purchases of Common Stock in connection with optional cash investments and initial investments. No discount will be offered by the Company on shares not issued by the Company.

  . In addition to reinvestment of dividends, participants may invest additional funds in Common Stock through optional cash investments of not less than $50 and not more than $10,000 per month. Optional investments may be made by check, money order, wire transfer, electronic funds transfer from a predesignated bank account, or, for eligible Capstead employees, payroll deduction. Optional investments may be made occasionally or at regular intervals, as the participant desires. Participants may make optional investments even if dividends on their shares of Common Stock are not being reinvested.

  . Persons not presently shareholders of the Company may become participants by making an initial cash investment of not less than $250 and not more than $10,000 to purchase shares of Common Stock under the Program.

  . Funds invested in the Program are fully invested through the purchase of fractions of shares, as well as full shares, and proportionate cash dividends on fractions of shares are used to purchase additional shares.

  . Participants may direct the Program Administrator to transfer, at any time and at no cost to the participant, all or a portion of the participant's Program shares to a Program account for another person.

  . The Program offers a "share safekeeping" service whereby participants may deposit their Common Stock certificates with the Program Administrator and have their ownership of such Common Stock maintained on the Administrator's records as part of their Program account.

  . Participants will receive statements containing year-to-date information on all Program transactions in a participant's account within a reasonable time after a transaction occurs.

DISADVANTAGES

  . Participants in the Program who reinvest dividends will be treated for federal income tax purposes as having received a dividend on the dividend payment date; such dividend may give rise to a tax payment obligation without providing the participant with immediate cash to pay such tax when it becomes due. See "Tax Consequences".

  . Participants will have limited control regarding the specific timing of optional cash purchases and sales under the Program. Because optional purchases under the Program will be made no earlier than one business day following receipt of an investment instruction, and because sales under the Program will be effected by the Program Administrator as soon as practicable after its receipt of such instructions, a participant may be unable to achieve the same level of control over purchase and sale timing that he or she might have regarding investments made outside the Program.

  . The Company may, without prior notice to participants, change its determination that shares of Common Stock will be purchased by the Program Administrator directly from the Company or on the open market (although the Company may effect such change no more than once in any 12 month period). No discount will be offered on shares purchased under the Program in the open market instead of directly from the Company. The Company may also, without prior notice to participants, lower or eliminate the discount on shares to be purchased directly from the Company. As a result, participants will generally be unable to depend on the availability of a market discount regarding shares acquired under the Program.

ADMINISTRATION

  Society National Bank (the "Administrator") will administer the Program, purchase and hold shares of Common Stock acquired under the Program, keep records, send statements of account activity to participants, and perform other duties related to the Program. Participants may contact the Administrator by writing to:

    Society National Bank
    c/o Society Shareholder Services, Inc.
    1201 Elm Street, 32nd Floor
    Dallas, Texas 75270-2124

or by telephoning the Administrator toll free at (800) 527-7844 between 9 a.m. and 5 p.m. Central time. Written communications may also be sent to the Administrator by telefax. Participants should contact the Administrator for current telefax numbers.

  The Administrator also currently serves as transfer agent and dividend paying agent for the Company and may have other business relationships with the Company from time to time.

PARTICIPATION

  Any person or entity, whether or not a shareholder of the Company, is eligible to participate in the Program, provided that such person or entity fulfills the prerequisites for participation described below under "Enrollment Procedures".

ENROLLMENT PROCEDURES

  After being furnished a copy of this Prospectus:

    (a) stockholders of record (shares registered directly with the Company's transfer agent) may become a participant by delivering a completed Enrollment Form to the Administrator.

    (b) beneficial owners (shares held in a name other than their own) are eligible to participate in the reinvestment of dividends, however, such beneficial owner should consult their broker or nominee to determine how they may participate and, if so, whether any fees will be charged by the broker or nominee in connection with such participation. To facilitate participation by beneficial owners the Program is eligible for the Depository Trust Dividend Reinvestment Services. Participation in the Program's optional cash feature may only be made by direct enrollment in the Program with the Administrator.

    (c) interested investors not presently shareholders of the Company may become a participant by delivering a completed Enrollment Form to the Administrator along with an initial investment of not less than $250 and not more than $10,000.

  Enrollment Forms will be processed as promptly as practicable. Participation in the Program will begin after the properly completed Enrollment Form has been reviewed and accepted by the Administrator.

  PARTICIPANTS IN THE COMPANY'S PREVIOUS DIVIDEND REINVESTMENT PLAN FOR COMMON STOCK AND $1.60 CUMULATIVE PREFERRED STOCK, SERIES A AUTOMATICALLY CONTINUE IN THE NEW PROGRAM WITHOUT SENDING IN THE NEW ENROLLMENT FORM. IF YOU ARE A PARTICIPANT IN THE PREVIOUS DIVIDEND REINVESTMENT PLAN AND, AFTER REVIEWING THE TERMS OF THE STOCKHOLDER INVESTMENT PROGRAM, YOU DO NOT WISH TO PARTICIPATE IN THE PROGRAM, YOU MAY TERMINATE YOUR PARTICIPATION AND RECEIVE CERTIFICATES FOR THE SHARES OF COMMON STOCK ACCUMULATED ON YOUR BEHALF IN THE DIVIDEND REINVESTMENT PLAN, WITHOUT CHARGE, BY CONTACTING THE ADMINISTRATOR.

PARTICIPATION OPTION

  Eligible participants may choose between any one of the following investment options:

    (a) Full Dividend Reinvestment--The Administrator will apply any cash dividends on all shares of the Common Stock then or subsequently registered in the participant's name, together with any optional cash payments and Program Shares (as hereinafter defined), towards the purchase of additional Common Stock. Program Shares represent all Common Stock purchased pursuant to the Program and credited to a participant's account.

    (b) Partial Dividend Reinvestment--The agent will apply any cash dividends on only the number of whole shares that are specified on the Enrollment Form, together with any optional cash payments and Program Shares, towards the purchase of additional shares.

    (c) Optional Cash Payments Only--The participant will continue to receive cash dividends on shares registered in his or her own name in the usual manner, and the Administrator will apply such optional cash payments received, together with any Program Shares, towards the purchase of additional Common Stock.

INVESTMENT DATES

  The Program's "Investment Dates" are, for months in which a dividend is paid on the Common Stock, the 15th day of such month and the dividend payment date, or as soon thereafter as reasonably practicable, or, for months in which a dividend is not paid on the Common Stock, the 15th day of such month and the last day of the month, or as soon thereafter as reasonably practicable, provided, that if any such day is not a day on which financial markets in New York City are open for business, the next day on which they are so open.

REINVESTMENT OF CASH DIVIDENDS

  Participants may elect to reinvest cash dividends paid on all or a portion of the shares of Common Stock registered in their names and held in certificate form ("certificated shares") by designating their election on the Enrollment Form. Reinvestment levels may be changed from time to time as a participant desires by submitting a new election to the Administrator. To be effective with respect to a particular Common Stock dividend, any change in the reinvestment election must be received by the Administrator on or before the record date for such dividend. The record date is usually about ten days prior to the payment of the dividend. The Company has historically paid cash dividends on the last business day of each calendar quarter.

  Once a participant elects reinvestment, cash dividends paid on certificated and Program Shares standing in that participant's name will be reinvested in additional shares of Common Stock (see "Source and Price of Shares" below). If the participant has specified partial reinvestment, that portion of such dividend payment not being reinvested will be sent to the participant by check in the usual manner. The Administrator may, in its discretion, initiate purchase transactions for the reinvestment of dividends prior to the actual payment of dividends in order to minimize, to the extent possible, the delay between the payment of dividends and the settlement of purchase transactions.

OPTIONAL CASH INVESTMENTS AND INITIAL INVESTMENTS

  Participants may make optional cash investments by personal check or money order, wire investment, payroll deduction (eligible Capstead employees only), or automatic deduction from a bank account. Optional cash investments must be at least $50 for any single investment and may not exceed $10,000 per month. There is no obligation to make an optional cash investment at any time, and the amount of such investments may vary from time to time.

  Initial investments, for those who are not already shareholders of the Company, must be at least $250 but less than $10,000, in the form of a personal check or money order, and must be included with the completed Enrollment Form returned to the Administrator.

  Optional cash investments and initial investments must be received by the Administrator no later than 12:00 p.m. (Noon) Eastern time one business day prior to an Investment Date to be invested beginning on that Investment Date. Otherwise, the optional cash investment or initial investment will be held by the Administrator and invested beginning on the next Investment Date. Upon a participant's written request received by the Administrator no later than two business days prior to the applicable Investment Date, an optional cash investment or initial investment not already invested under the Program will be cancelled or returned to the participant, as appropriate. However, no refund of a check or money order will be made until the funds have been actually received by the Administrator. Accordingly, such refunds may be delayed by up to three weeks.

  The Administrator will apply the optional cash investment or initial investment received from a participant to the purchase of shares of the Common Stock for the account of the participant on the related Investment Date (see "Source and Price of Shares" below). All dividends on such Program Shares will automatically be reinvested in shares of the Company's Common Stock.

  NO INTEREST WILL BE PAID ON AMOUNTS HELD BY THE ADMINISTRATOR PENDING INVESTMENT. Accordingly, investors should transmit optional cash investments and initial investments so as to reach the Administrator shortly (but not later than 12:00 p.m. (Noon) Eastern time one business day) before an Investment Date. All optional cash investments and initial investments are subject to collection by the Administrator for full face value in U.S. funds.

    See "Source and Price of Shares" below.

INVESTMENTS MAY BE MADE IN THE FOLLOWING WAYS:

 Check Investment

  Optional cash investments and initial investments may be made by personal check or money order payable in U.S. dollars to "Society National Bank." Optional cash investments mailed to the Administrator must include the Voluntary Purchase Form attached to each statement of account sent to participants. Additional Voluntary Purchase Forms are available upon request from the Administrator.

 Wire Investment

  Optional cash investments may be made by wire transfer to the Administrator. Participants who wish to make a wire transfer should contact the Administrator for instructions. Participants making wire investments may be charged fees by the commercial bank initiating the transfer.

 Payroll Deduction

  Eligible employees of the Company and its subsidiaries ("eligible employees"), may make optional cash investments under the Program by having specified amounts (not less than $50 per month nor more than $10,000 per month) deducted from each paycheck.

  Capstead will make payroll deductions from each payroll check during the month. Capstead will hold all funds so deducted for a particular month until the end of that month, and will then promptly forward such funds to the Administrator. The Administrator will invest funds in Common Stock beginning on the first Investment Date following receipt thereof by the Administrator.

  Because funds to be invested by payroll deduction may only be transmitted to the Administrator once a month, participants using this investment option should recognize that, depending on the applicable pay date, funds deducted from a particular paycheck may not be forwarded to the Administrator for several weeks. NO INTEREST WILL BE PAID ON AMOUNTS HELD PENDING INVESTMENT.

  Eligible employees who wish to enroll in the Program but who are not shareholders of the Company may satisfy the requirement for an initial investment by initiating payroll deduction at the time of enrollment.

 Deduction from Retirement Distributions

  Retired employees of the Company and its subsidiaries who receive retirement distributions from the Company may make optional cash purchases under the Program through deductions from their retirement distribution checks. The features of such deduction procedure are identical in all material respects to those covering payroll deduction regarding eligible employees. See "Payroll Deduction" above.

 Automatic Investment from a Bank Account

  Participants may make automatic monthly investments of a specified amount (not less than $50 per month nor more than $10,000 per month) by electronic funds transfer from a pre-designated U.S. bank account.

  To initiate automatic monthly deductions, the participant must provide written authorization to the Administrator together with a voided blank check for the account from which funds are to be drawn. The written request for automatic monthly deduction will be processed and will become effective as promptly as practicable.

  Once automatic monthly deduction is initiated, funds will be drawn from the participant's designated bank account on the business day preceding the last Investment Date of each month, and will be invested in Common Stock beginning on the Investment Date.

  Participants may change or terminate automatic monthly deduction by providing new written instructions to the Administrator. To be effective with respect to a particular month, however, the new instructions must be received by the Administrator prior to the last business day of the preceding calendar month.

SALE OF SHARES

  Participants may request the Administrator to sell any number of whole shares held in their Program accounts by giving written instruction to the Administrator. The Administrator will make the sale on the open market (at the market price at the time of sale) as soon as practicable following receipt of the request; participants will generally be unable to terminate the sale after submitting the request. The Company will have no influence over sales of shares on behalf of participants in the Program. The participant will receive the proceeds, less an administrative charge of $5 and applicable brokerage fees and commissions, if any, and any transfer taxes. Proceeds of shares sold through the Program will be paid to the participant normally by check upon settlement of trade.

  If instructions for the sale of shares are received on or after an ex-dividend date but before the related dividend payment date, the sale will be processed as described above and a separate check for the dividends will be mailed following the payment date. A request to sell all shares held in a participant's account will be treated as a withdrawal from the Program (see "Withdrawal" below).

SOURCE AND PRICE OF SHARES

 Source

  To fulfill Program requirements, the Administrator may purchase or sell shares in the open market or in privately negotiated transactions. The Administrator may also purchase shares from or sell shares to the

Company, to the extent the Company makes shares available or is willing to purchase or sell shares. The Administrator may commingle each participant's funds with those of other participants for the purpose of executing purchases.

  The Administrator will purchase shares as soon as practicable beginning on the relevant Investment Date and in no event later than 30 days after the relevant Investment Date and will sell shares on the open market as soon as practicable, except where and to the extent necessary under any applicable federal securities laws or other government or stock exchange regulations.

  Dividend and voting rights on shares purchased in the open market will commence upon settlement, which is normally five business days after purchase. However, shares purchased in the open market within a period of five business days prior to and including a dividend record date are considered purchased "ex-dividend" and therefore are not entitled to payment of that dividend or voting rights.

 Price

  Shares purchased for a participant with respect to a particular Investment Date will be credited to the participant's account at the WEIGHTED AVERAGE PRICE PER SHARE OF ALL SHARES PURCHASED with respect to that Investment Date. Shares purchased in the open market or in privately negotiated transactions are subject to such terms and conditions, including price and delivery, as the Administrator may accept. The price of shares purchased from the Company for the reinvestment of cash dividends or optional cash investments or initial investments, if any, will currently be at a 3% discount to the closing sale price of Common Stock as reported on the New York Stock Exchange consolidated tape on the first day preceding the date of the transaction, on which the New York Stock Exchange is open for trading. The current 3% discount rate is subject to change by the Company without prior notice to participants. In no event, however, will the discount rate and brokerage fees paid by the Company exceed 5%. Shares purchased on the open market will not be eligible for the discount to market price.

SHARE SAFEKEEPING

  At the time of enrollment in the Program, or at any later time, participants may use the Program's share safekeeping service to deposit any Common Stock certificates in their possession with the Administrator. Shares deposited will be transferred into the name of the Administrator or its nominee and credited to the participant's account under the Program. Thereafter, such shares will be treated as Program Shares and all dividends will automatically be reinvested in additional shares of Common Stock.

  By using the Program's share safekeeping service, participants no longer bear the risk associated with loss, theft or destruction of stock certificates. Also, because shares deposited with the Administrator are treated in the same manner as shares purchased through the Program, they may be transferred or sold through the Program in a convenient and efficient manner. See "Sale of Shares" above and "Withdrawal" and "Gift/Transfer of Shares Within the Program" below.

  Participants who wish to deposit their Common Stock certificates with the Administrator must complete and return to the Administrator, by registered, insured mail, the Common Stock certificates to be deposited, along with a properly completed Enrollment Form, if applicable. The certificate should not be endorsed.

GIFT/TRANSFER OF SHARES WITHIN THE PROGRAM

  If a participant wishes to transfer the ownership of all or part of the shares held in the participant's Program account to a Program account for another person, whether by gift, private sale or otherwise, the participant may effect such transfer by written request, along with an executed stock assignment (stock power), to the Administrator. Requests for transfer are subject to the same requirements as for the transfer of Common Stock certificates, including requirements of a signature guarantee on the stock assignment.

  Shares so transferred will continue to be held by the Administrator under the Program. An account will be opened in the name of the transferee, if he or she is not already a participant, and such transferee will automatically be enrolled in the Program. If the transferee is not already a registered shareholder or a Program participant, the donor may make a reinvestment election for the transferee at the time of the gift. The transferee may change the reinvestment election after the gift has been made as described under "Reinvestment of Cash Dividends" above.

  The transferee will receive a statement showing the number of shares transferred to and held in the transferee's Program account.

REPORTS TO PARTICIPANTS

  Each participant will receive a statement after each transaction showing the amount invested, purchase price, the number of shares purchased, deposited, sold, transferred, or withdrawn, the total number of shares accumulated and other information. The statement will consolidate all Program and certificated shares standing in the participant's name. The statement will reflect all account activity for the year. Each participant should retain these statements so as to be able to establish the cost basis of shares purchased under the Program for income tax and other purposes. Duplicate statements will be available from the Administrator.

  In addition, each participant will receive copies of the same communications sent to all other holders of shares of Common Stock, including the Company's quarterly reports and annual report to stockholders, a notice of the annual meeting and accompanying proxy statement, and Internal Revenue Service information return, if so required, for reporting dividend income received.

  All notices, statements and reports from the Administrator to a participant will be addressed to the participant at his or her latest address of record with the Administrator. Therefore, participants must promptly notify the Administrator of any change of address. To be effective with respect to mailings of dividend checks and quarterly statements and reports for a particular quarter, address changes must be received by the Administrator prior to the record date for that quarter's dividend.

CERTIFICATES FOR SHARES

  Shares purchased and held under the Program will be held in safekeeping by the Administrator in its name or the name of its nominee. The number of shares (including fractional interests) held for each participant will be shown on each statement of account. Participants may obtain a new certificate for all or some of the whole shares of Common Stock held in their Program accounts upon written request to the Administrator. Any remaining whole or fractional Program shares will continue to be held by the Administrator. Withdrawal of shares in the form of a certificate in no way affects dividend reinvestment (see "Reinvestment of Cash Dividends" above).

  Except as described above under "Gift/Transfer of Shares Within the Program," shares of stock held by the Administrator for a participant's Program account may not be pledged or assigned. A participant who wishes to pledge or assign any such shares must request that a certificate for such shares be issued in the participant's name.

PLAN OF DISTRIBUTION; EXPENSES

  The Company may offer certain of the shares of Common Stock offered hereunder to persons not presently shareholders of the Company through Merrill Lynch, Pierce, Fenner & Smith Incorporated in states requiring the use of licensed broker-dealers in connection with such offering. Shares purchased for a participant with respect to a particular Investment Date will be credited to the participant's account at the weighted average price per share of all shares purchased with respect to that Investment Date. Shares purchased in the open market or in privately negotiated transactions are subject to such terms and conditions, including price and delivery, as the Administrator may accept. The price of shares purchased from the Company for the reinvestment of cash dividends or optional cash investments or initial investments, if any, will currently be at a 3% discount to the closing sale price of Common Stock as reported on the New York Stock Exchange consolidated tape on the first day preceding the date of the transaction, on which the New York Stock Exchange is open for trading. The current 3% discount rate is subject to change by the Company without prior notice to participants. In no event, however, will the discount rate and brokerage fees paid by the Company exceed 5%. Shares purchased on the open market will not be eligible for the discount to market price.

  Capstead will pay the costs of administering the Program, including charges by the Administrator for bank services on each dividend reinvestment. There will be no brokerage commissions on purchases of shares of Common Stock by the Administrator directly from Capstead. In addition, Capstead will pay all brokerage commissions related to purchases of shares of Common Stock on the open market pursuant to the reinvestment of dividends. For shares purchased on the open market pursuant to optional cash investments or on behalf of persons not presently shareholders of Capstead, participants will pay a pro rata portion of brokerage commissions for such purchase. Such brokerage commissions are currently expected to range from $0.10 per share to $0.25 per share. The Administrator may charge a participant for additional services not provided under the Program or where specified charges are indicated. Certain expenses will be incurred by the participant if the participant requests that shares of Common Stock be sold. Brokers or nominees who participate on behalf of beneficial owners for whom they are holding shares may charge such beneficial owners fees in connection with such participation, for which neither the Administrator nor Capstead will be responsible.

WITHDRAWAL

  A participant may withdraw from the Program at any time by giving written instructions to the Administrator. Upon withdrawal from the Program, a certificate for the whole shares held in the Program for the participant will be issued. Alternatively, a participant may specify in the withdrawal notice that all (but not less than all) whole Program shares be sold. The Administrator will make the sale on the open market as soon as practicable after receipt of the withdrawal notice (see "Source and Price of Shares" above), and the participant will receive a check for the proceeds, less an administrative charge of $5 and applicable brokerage fees and commissions and any transfer taxes.

  Whether whole Program shares are withdrawn or sold, participants terminating participation in the Program will receive a check for the cash value of any fractional share held in their Program accounts. Fractions of shares will be valued at the same effective price as whole shares sold.

  If notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above and a separate check for the dividends will be mailed following the payment date.

  After participation in the Program has been terminated, no further investments may be made without re-enrolling in the Program.

MISCELLANEOUS

 Stock Split, Stock Dividend or Rights Offering

  Any dividends in Common Stock or split shares distributed by the Company on Program Shares will be added to the participant's account. Stock dividends or split shares distributed on certificated shares will be mailed directly to the participant in the same manner as to shareholders who are not participating in the Program.

  In the event of a rights offering, the participant will receive rights based upon the total number of whole shares owned, that is, the total number of Program and certificated shares standing in the participant's name.

 Voting of Program Shares

  Whole shares held in a Program account may be voted in person or by the proxy sent to the participant.

 Limitation of Liability

  Neither the Company nor the Administrator (nor any of their respective agents, representatives, employees, officers, directors, or subcontractors) will be liable in administering the Program for any act done in good faith nor for any good faith omission to act, including, without limitation, any claim of liability arising with respect to the prices or times at which shares are purchased or sold for participants, or any change in the market value of shares, or from failure to terminate a participant's account upon such a participant's death. The foregoing does not represent a waiver of any rights a participant may have under applicable securities laws.

 Change or Termination of the Program

  The Company may suspend, modify or terminate the Program at any time in whole, in part, or in respect of participants in one or more jurisdictions. Notice of such suspension, modification or termination will be sent to all affected participants. No such event will affect any shares then credited to a participant's account. Upon any whole or partial termination of the Program by the Company, certificates for whole shares held in an affected participant's account under the Program will be issued to the participant and a cash payment will be made for any fraction of a share.

 Termination of a Participant

  If a participant does not own at least one whole Program or certificated share in the participant's name, the participant's participation in the Program may be terminated. Capstead may also terminate any participant's participation in the Program after written notice in advance mailed to such participant at the address appearing on the Administrator's records. Participants whose participation in the Program has been terminated will receive certificates for whole shares held in their accounts and a check for the cash value of any fractional share held in their Program accounts.

                                  THE COMPANY

  The Company, together with certain affiliated entities, operates a mortgage conduit which purchases and securitizes different types of single-family residential mortgage loans. The Company generates earnings primarily from the interest income on its consolidated mortgage loan portfolio which includes its investments in whole mortgage loans and AAA-rated private mortgage pass-through securities and its investment in mortgage loans or securities pledged to secure collateralized mortgage obligations ("CMOs") or pooled in connection with the issuance of publicly-offered pass-through securities. The mortgage pass-through securities and CMOs are issued by certain affiliated entities of the Company.

  Commencing in 1993, the Company began servicing a portion of its mortgage loan investments. Mortgage loan servicing includes collection activities, accounting for principal and interest payments, escrow administration and other responsibilities relating to the administration of the mortgage loans. In exchange for providing this service, the Company will receive periodically a servicing fee representing an annualized percentage of the outstanding principal balance of each such mortgage loan. The Company may enter into other short- or long-term investment strategies as opportunities arise.

  The Company, and its qualified real estate investment trust ("REIT") subsidiaries, have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), and intend to continue to do so. As a result of this election, the Company and such subsidiaries are not taxed at the corporate level on taxable income distributed to stockholders, provided that certain REIT qualification tests are met. Certain other affiliated entities which are consolidated with the Company for financial reporting purposes, are not consolidated for federal income tax purposes because such entities were not established as REITs or qualified REIT subsidiaries. All taxable income of these affiliated entities are subject to federal and state income taxes, where applicable.

                                TAX CONSEQUENCES

  The Company believes the following is an accurate summary of the material federal tax consequences of participation in the Program as of the date of this Prospectus. This summary may not reflect every possible situation that could result from participation in the Program, and, therefore, participants in the Program are advised to consult their own tax advisors with respect to the tax consequences (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to their particular situations. The discussion is based on various rulings of the Internal Revenue Service regarding several types of dividend reinvestment plans. No ruling, however, has been issued or requested regarding the Program.

REINVESTED DIVIDENDS

  For shares purchased from the Company with reinvested dividends, participants in the Program will be treated for federal income tax purposes as having received, on the dividend payment date, a distribution in an amount equal to the fair market value on that date of the shares so acquired. Such shares will have an initial tax basis equal to the same amount. For shares purchased by the Administrator on the open market by reinvestment of dividends, participants in the Program will be treated for federal income tax purposes as having received on the dividend payment date, a distribution in an amount equal to the cash dividend such participant would otherwise have been entitled to receive plus the participant's pro rata portion of any brokerage cost paid by the Company. Such shares will have an initial tax basis equal to the same amount. The amount treated as a distribution will constitute a dividend for federal income tax purposes to the same extent that a cash distribution would be so treated. The holding period for a share of Common Stock (including a fractional share) generally will begin on the day after the Investment Date that the share was acquired. The holding period of a whole share resulting from the acquisition of two or more fractional shares on different Investment Dates normally will be split between the holding periods of the fractional components comprising the whole share.

OPTIONAL CASH PAYMENTS

  Participants will be treated as having received a distribution upon the purchase of shares with an optional cash deposit in an amount equal to the excess, if any, of the fair market value of the shares on the date on which they were acquired (plus a pro rata portion of any brokerage cost incurred in open market purchases of the shares) over the amount of the optional cash deposit. Such shares will have an initial tax basis equal to the amount of the deposit plus the excess, if any, of the fair market value of the shares purchased over the amount of the deposit. The amount treated as a distribution will constitute a dividend for federal income tax purposes to the same extent that a cash distribution would be so treated. The holding period for a share of Common Stock (including a fractional share) generally will begin on the day after the Investment Date that

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIR-CUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTI-TUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Documents Incorporated by Reference........................................   2
Summary of the Stockholder Investment Program..............................   3
Capstead Mortgage Corporation Stockholder Investment Program...............   5
  Purpose..................................................................   5
  Advantages...............................................................   5
  Disadvantages............................................................   5
  Administration...........................................................   6
  Participation............................................................   6
  Enrollment Procedures....................................................   6
  Participation Option.....................................................   7
  Investment Dates.........................................................   7
  Reinvestment of Cash Dividends...........................................   7
  Optional Cash Investments and Initial Investments........................   7
  Sale of Shares...........................................................   9
  Source and Price of Shares...............................................   9
  Share Safekeeping........................................................  10
  Gift/Transfer of Shares Within the Program...............................  10
  Reports to Participants..................................................  11
  Certificates for Shares..................................................  11
  Plan of Distribution; Expenses...........................................  11
  Withdrawal...............................................................  12
  Miscellaneous............................................................  12
The Company................................................................  13
Tax Consequences...........................................................  14
  Reinvested Dividends.....................................................  14
  Optional Cash Payments...................................................  14
  Receipt of Share Certificates and Cash...................................  15
  Miscellaneous............................................................  15
Use of Proceeds............................................................  15
Legal Matters..............................................................  15
Experts....................................................................  15

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                1,000,000 SHARES

                                    CAPSTEAD
                               ----------------

                               CAPSTEAD MORTGAGE
                                  CORPORATION

                                  COMMON STOCK

                               ----------------

                                   PROSPECTUS

                               ----------------

                         STOCKHOLDER INVESTMENT PROGRAM

                               ----------------

                                         , 1994

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      SEC Registration Fee............................................. $13,858
      Blue Sky Fees and Expenses.......................................   1,700
      Legal Fees and Expenses..........................................  20,000
      Accounting Fees and Expenses.....................................   5,000
      Printing and Engraving Expenses..................................  20,000
      Miscellaneous....................................................     642
                                                                        -------
          Total........................................................ $61,200
                                                                        =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Capstead's Articles of Incorporation provide for indemnification of directors to the full extent permitted by Maryland law, indemnification of officers who are also directors to the extent Capstead shall indemnify its directors and indemnification of officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law.

  Section 2-418 of the Maryland General Corporation Law generally permits a Maryland corporation to indemnify any director made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of service in his capacity as a director, unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (ii) the director actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. If the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation. In addition, a director may not be indemnified in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet the requisite standard of conduct.

  Section 2-418 also provides that a court of appropriate jurisdiction may, upon application of a director and such notice as the court shall require, order indemnification if it determines that a director is entitled to reimbursement because the director has been successful on the merits or otherwise, in any such proceeding, in which case the director shall be entitled to recover the expenses of securing such reimbursement, or if the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the applicable standards of conduct or has been adjudged liable in a proceeding charging improper personal benefit to the director. Indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged on the basis that personal benefit was improperly received shall be limited to expenses. The indemnification and advancement of expenses provided or authorized by Section 2-418 may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under Section 2-418 and, in addition, may indemnify an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors or contract. Section 2-418 also provides that a corporation may purchase and maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

  Capstead provides insurance from commercial carriers against certain liabilities incurred by the directors and officers of the Company.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Capstead pursuant to the foregoing provisions, Capstead has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS

     + 5.1     --  Opinion of Andrews & Kurth L.L.P., counsel to the
                   Registrant, as to the legality of the Common Stock being
                   offered
     + 5.2     --  Opinion of Piper & Marbury as to the legality of the Common
                   Stock being offered
     *23.1     --  Consent of Ernst & Young, independent accountants
      23.2     --  Consent of Andrews & Kurth L.L.P. (incorporated in Exhibit
                   5.1)
      23.3     --  Consent of Piper & Marbury (incorporated in Exhibit 5.2)
     +24       --  Power of Attorney

- --------
  +previously filed
  *filed herewith

ITEM 17. UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 33-52415 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS, ON THE 13TH DAY OF MAY, 1994.

                                          Capstead Mortgage Corporation

                                                   /s/ Andrew F. Jacobs
                                          By___________________________________
                                                     Andrew F. Jacobs
                                            Senior Vice President--Control and
                                                         Treasurer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 33-52415 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
                 *
- ------------------------------------
           Ronn K. Lytle             Chairman, Chief Executive
                                      Officer, President and
                                      Director (Principal
                                      Executive Officer)              May 13, 1994
      /s/ Andrew F. Jacobs
- ------------------------------------
          Andrew F. Jacobs           Senior Vice President--
                                      Control and Treasurer
                                      (Principal Financial and
                                      Accounting Officer)             May 13, 1994
                 *
- ------------------------------------
        J. Michael Cornwall                    Director               May 13, 1994
- ------------------------------------
          Bevis Longstreth                     Director
                 *
- ------------------------------------
            Paul M. Low                        Director               May 13, 1994
                 *
- ------------------------------------
          Harriet E. Miers                     Director               May 13, 1994
                 *
- ------------------------------------
          William R. Smith                     Director               May 13, 1994

    /s/ Andrew F. Jacobs
*By: __________________________
        Andrew F. Jacobs
       Attorney in Fact

                               INDEX TO EXHIBITS

                                                                   SEQUENTIALLY
                                                                     NUMBERED
 EXHIBITS                       DESCRIPTION                            PAGE
 --------                       -----------                        ------------
 + 5.1    --Opinion of Andrews & Kurth L.L.P., counsel to the
            Registrant, as to the legality of the Common Stock
            being offered........................................
 + 5.2    --Opinion of Piper & Marbury as to the legality of the
            Common Stock being offered...........................
 *23.1    --Consent of Ernst & Young, independent accountants....
  23.2    --Consent of Andrews & Kurth L.L.P. (incorporated in
            Exhibit 5.1).........................................
  23.3    --Consent of Piper & Marbury (incorporated in Exhibit
            5.2).................................................
 +24      --Power of Attorney....................................

- --------
+ previously filed
* filed herewith